UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS DEBENTURE MUST NOT TRADE THE DEBENTURE BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) <INSERT CLOSING DATE> AND (II) THE DATE THE CORPORATION BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY

THE SECURITIES REPRESENTED BY THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN ACCORDANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

SECURED CONVERTIBLE DEBENTURE

Principal Amount: US <INSERT AMOUNT>	Maturity Date: April 30, 2017

1. Promise to Pay. FOR VALUE RECEIVED, the undersigned, iWallet Corporation (the “Company”) promises to pay to or to the order of <INSERT NAME AND ADDRESS> (the “Holder”), or such other place and/or person as the Holder may by notice in writing to the Company direct, the principal amount of <INSERT AMOUNT> in lawful money of the United States of America (the “Principal Amount”), together with all other moneys which may from time to time be owing hereunder or pursuant hereto, as hereinafter provided on and subject to the following terms and conditions:

2. Definitions. As used herein, the following terms shall have the following respective meanings, unless the context otherwise requires:

“Business Day” means any day except Saturday, Sunday or any other day on which chartered banks in the City of Toronto are generally not open for business.

“Capital Reorganization” has the meaning ascribed thereto in Section 8 hereof.

“Common Shares” means the common shares in the capital of the Company as such shares exist at the close of business on the date of execution and delivery of this Debenture; provided that in the event of a change, subdivision, reclassification or consolidation thereof or successive changes, subdivisions, reclassifications or consolidations, then, subject to adjustments, if any, having been made in accordance with Section 6, “Common Shares” shall thereafter mean the shares resulting from such change, subdivision, reclassification or consolidation.

“Common Share Reorganization” has the meaning ascribed thereto in Section 8 hereof.

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“Company” means iWallet Corporation, a corporation incorporated under the laws of the State of California.

“Conversion Date” means the date on which this Debenture is surrendered for conversion.

“Conversion Price” means USD$0.15 per Common Share.

“Debenture” means this convertible debenture as it may be amended or supplemented from time to time.

“Encumbrance” means any mortgage, charge, hypothec, pledge, security interest, encumbrance, lien or deposit arrangement or any other arrangement or condition that in substance secures the payment of any indebtedness or liability or the observance or performance of any obligation, regardless of form and whether consensual or arising from law, statutory or otherwise;

“Event of Default” means any one or more of the events described in Section 15 hereof.

“Holder” means the holder of this Debenture specified on the cover page of the Debenture, and “Holders” mean the holder of all Debentures issued pursuant to an agency agreement between the Company and the First Republic Capital Corporation, dated <INSERT CLOSING DATE>.

“Intellectual Property Rights” means the intellectual property set out in Schedule C.

“Maturity Date” means April 30, 2017.

“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, whether foreign or domestic;

“Person” includes an individual, a trust, a partnership, a body corporate or politic, a syndicate, a joint venture, a company, an association and any other form of incorporated or unincorporated organization or entity.

“Permitted Encumbrances” means collectively:

(a) liens for taxes, assessments and governmental charges not yet due or, if due, the validity of which is being diligently contested in good faith and by appropriate proceedings and in respect of which adequate provision has been made on the books of the Company;

(b) mechanics', workers', repairers' or other like possessory liens in respect of any personal property, arising in the ordinary course of business for amounts the payment of which is either not yet due or, if due, representing, in the aggregate, less than Ten Thousand Dollars ($10,000) or, if greater than such amount, the validity of

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which is being contested in good faith and by appropriate proceedings and in respect of which adequate provision has been made on the books of the Company;

(c) liens arising out of judgments or awards representing, in the aggregate, less than Ten Thousand Dollars ($10,000) or, if greater than such amount, with respect to which at any time an appeal or proceeding for review is being prosecuted in good faith and by appropriate proceedings and in respect of which adequate provision has been made on the books of the Company, and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review;

(d) servitudes, easements, restrictions, rights-of-way and other similar rights in real or immovable property or any interest therein which will not in the aggregate materially impair any Encumbrance on such property in favour of the Holder or the value or use of such property;

(e) the liens resulting from the deposits of cash or securities in connection with contracts, tenders or compensation, surety or appeal bonds or costs of litigation when required by law;

(f) liens given to a public utility or any municipality or governmental or other public authority when required to obtain the services of such utility or other authority in connection with the operations of the Company in the ordinary course of its business;

(g) purchase money security interests and capital leases entered into by the Company in the ordinary course of business; and

(h)	the Encumbrances set out on Schedule B or the continued existence of which have been consented to by the Holder, including the renewal, extension or refinancing of any such Encumbrance and of the Debt secured thereby upon the same property provided that such Debt and the security therefor are not increased thereby.

“Pledged Assets” has the meaning attributed thereto in Section 13.

“Principal Amount” has the meaning ascribed thereto in Section 1 hereof.

“Special Distribution” has the meaning ascribed thereto in Section 8 hereof.

3. Interest. Interest shall accrue on any Principal Amount outstanding hereunder at 8% per annum, payable semi-annually, with the first payment on October 31, 2015.

4. Payment. Except for any Principal Amount converted into Common Shares in accordance with Section 5 or Section 6 hereof, the Company shall pay in full the Principal Amount outstanding as of the Maturity Date, on the Maturity Date.

5. Conversion at Option of Holder

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1. The Holder shall have the right at any time to require the conversion of this Debenture, in whole, including any accrued interest, into fully paid and non-assessable Common Shares of the Company at the Conversion Price.

2.                  To exercise its right to require the conversion of this Debenture pursuant to section 5 hereof, the Holder shall provide the Company with written notice specifying the effective date of the conversion, the applicable Conversion Price and the number of Common Shares issuable on the conversion, in the form attached hereto as Exhibit “A”, and the Holder shall surrender this Debenture to the Company for conversion. As soon as practicable after the receipt of this Debenture, the Company shall issue Common Shares to the Holder in accordance with section 8 hereof.

6. Regulatory Approval. The conversion of any Principal Amount or accrued interest owing under this Debenture shall be conditional upon the Company obtaining all necessary regulatory approvals required in connection therewith.

7. Issue of Common Shares Upon Conversion.

(a)	Issue of Common Shares. Upon conversion of this Debenture in accordance with the terms hereof, the Company shall issue to the Holder, or to its written order, certificates representing such number of Common Shares as are issuable in accordance with the provisions hereof. The Principal Amount of this Debenture shall be deemed to be repaid in full by the issuance of the Common Shares.
(b)	Reservation of Common Shares. The Company shall at all times so long as any portion of this Debenture remains outstanding ensure that there remains available out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of this Debenture, such number of Common Shares as shall from time to time be sufficient to effect the conversion of this Debenture. The Company covenants that all Common Shares which shall be issued on conversion of this Debenture, shall be duly and validly issued as fully paid and non-assessable shares. As a condition precedent to the taking of any action which would result in an adjustment to the Conversion Price, the Company shall take any corporate action which may be necessary in order that the securities to which the Holder is entitled on the full exercise of its conversion rights in accordance with the provisions hereof shall be available for such purpose and that such shares may be validly and legally issued as fully paid and non-assessable shares.
(a)	No Requirement to Issue Fractional Shares. No fractional Common Share or scrip representing fractional shares shall be issued upon the conversion of this Debenture. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon conversion, the Company shall pay to the Holder an amount in cash equal (to the nearest cent) to the appropriate fraction of the Conversion Price.
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(b)	Fully Paid Shares. The Company covenants that all Common Shares which shall be issued in accordance with the terms of this Debenture shall be duly and validly issued as fully paid and non-assessable shares.

8. Anti-Dilution Provisions

(a)	Adjustment to Conversion Price. The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

                                                        (i)               If and whenever at any time while any portion of this Debenture remains outstanding the Company shall (i) subdivide its then outstanding Common Shares into a greater number of Common Shares, (ii) consolidate its then outstanding Common Shares into a lesser number of Common Shares, or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of the outstanding Common Shares by way of stock dividend (any of such events in these clauses (i), (ii) and (iii) being called a “Common Share Reorganization”), then the Conversion Price shall be adjusted effective immediately on the effective date of the event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purposes of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Conversion Price in effect immediately prior to such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of outstanding Common Shares on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of outstanding Common Shares after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares. Such adjustment shall be made successively whenever any such effective date or record date shall occur; and any such issue of Common Shares by way of stock dividend or other distribution shall be deemed to have been made on the record date for the stock dividend or other distribution for the purpose of calculating the number of outstanding Common Shares under this Section 9.

                                                      (ii)               If and whenever at any time while any portion of this Debenture is outstanding the Company distributes to all or substantially all the holders of its outstanding Common Shares of (i) shares of any class other than Common Shares, (ii) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets of the Company, (iii) evidence of indebtedness, or (iv) any property or other assets, if such distribution

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does not constitute (a) a dividend paid in the ordinary course, (b) a Common Share Reorganization, or (c) a rights offering (any of such non-excluded events herein called a “Special Distribution”), the Conversion Price shall be adjusted effective immediately after the record date at which holders of Common Shares are determined for purposes of the Special Distribution to be a price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date multiplied by the Conversion Price on such record date, less the fair market value of such shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed (as determined conclusively by the auditors of the Company), and of which the denominator shall be the number of Common Shares outstanding on such record date multiplied by such Conversion Price; any Common Shares owned by or held for the account of the Company or any subsidiary thereof shall be deemed not to be outstanding for the purpose of any such computation.

                                                    (iii)               If and whenever at any time while any portion of this Debenture is outstanding there is a capital reorganization of the Company or a reclassification of the Common Shares or other change of the Common Shares (other than a Common Share Reorganization) or a consolidation or an amalgamation or merger of the Company with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the undertaking or assets of the Company to another corporation or other entity in which the holders of Common Shares are entitled to receive shares or other securities or property (any of such events being a “Capital Reorganization”), the Holder thereafter shall, upon converting this Debenture, be entitled to receive, and shall accept, in lieu of the number of Common Shares to which it was theretofore entitled upon such conversion, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which it was theretofore entitled upon conversion.

                                                    (iv)               There will be no adjustment of the Conversion Price in respect of any event described in clause (i) (ii) or (iii) of this subsection 9(a) if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if it had converted its Debenture prior to or on the applicable record date.

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                                                      (v)               In any case in which this subsection 9(a) shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder in the event this Debenture is converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the Holder’ right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Conversion Date or such later date as the Holder would, but for the provisions of this clause (vi), have become the Holder of record of such additional Common Shares.

                                                    (vi)               The adjustments provided for in this subsection 9(a) are cumulative, shall be computed to the nearest one tenth of one cent and shall be made successively whenever an event referred to therein shall occur, provided, that, notwithstanding any other provision of this subsection 9(a), no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this clause (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                                                  (vii)               No adjustment of the Conversion Price shall be made pursuant to this subsection 9(a) in respect of the issue from time to time of Common Shares pursuant to this Debenture or pursuant to any stock option or stock purchase plan(s) in force from time to time for officers, employees or consultants of the Company or shareholders of the Company who exercise an option to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend paid in the ordinary course, and any such issue shall be deemed not to be a Common Share Reorganization.

                                                (viii)               In the event of any question arising with respect to the adjustments provided in this subsection 9(a), such question shall be conclusively determined by a firm of chartered accountants acceptable to the Company and the Holder. Such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company and the Holder.

(b)	Notice of Adjustment of Conversion Price, etc.. If there shall be any adjustment as provided in subsection 9(a) above, the Company shall forthwith cause written notice thereof to be sent to the Holder, which notice shall be accompanied by a
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certificate of the President of the Company setting forth in reasonable detail the basis of such adjustment.

(c) Notice of Certain Events. In the event that:

                                                    (ix)               the Company shall declare on its Common Shares any dividend or make any other distribution on its Common Shares;

                                                      (x)               there shall be an amalgamation or merger of the Company with or into any other corporation or a sale, transfer or other disposition of all or substantially all of the assets of the Company; or

                                                    (xi)               there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in each of such cases, the Company shall cause notice thereof to be given to the Holder at least 10 Business Days prior to the date on which the books of the Company shall close or a record date shall be taken for such dividend, distribution, stock split or combination or issue of rights or to vote upon such capital reorganization, reclassification, change, consolidation, merger or sale of properties and assets, as the case may be, and shall specify such record date or dates for the closing of the transfer books.

9. Representations and Warranties. The Company represents and warrants to the Holder as follows:

(a)	it has been incorporated and is validly subsisting as a corporation under the laws of the State of California, and has the power and authority to enter into and perform its obligations under this Debenture and to own its property and carry on its business as currently conducted;
(b)	the execution, delivery and performance of this Debenture has been duly authorized by all requisite corporate action; this Debenture and all instruments and agreements delivered pursuant hereto have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms;
(c)	neither the execution nor delivery of this Debenture or any agreements or instruments delivered pursuant hereto, the consummation of the transactions herein and therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof conflicts with or will conflict with, or results or will result in any material breach of, or constitutes a default under any of the provisions of the constating documents or by-laws of the Company any law, rule or regulation having the force of law applicable to the Company, including applicable securities laws, rules, policies and regulations or any contract or agreement binding upon or to which the Company is a party;
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(d)	no event has occurred which constitutes, or with notice or lapse of time or both, would constitute an Event of Default;

(e) the execution and delivery of this Debenture by the Company and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action; no consent, approval, order, authorization, licence, exemption or designation of or by any Official Body is required in connection with the execution, delivery and performance by the Company of its obligations under this Debenture and no registration, qualification, designation, declaration of filing with any Official Body is or was necessary to enable or empower the Company to enter into and to perform its obligations under this Debenture except such as have been made or obtained and are in full force and effect, unamended, on the Closing Date;

(f) the Company is the sole and beneficial owner of all of the Pledged Assets (except any leased assets) and, where applicable, are duly registered as the owner thereof, with a good and marketable title thereto, free and clear of all Encumbrances except for Permitted Encumbrances;

(g) there are no actions, suits, grievances or proceedings threatened or taken before or by any Official Body or by any elected or appointed public official or private person, which challenges the validity or propriety of the transactions contemplated under this Debenture or any of the documents, instruments and agreements executed or delivered in connection therewith or related thereto which could be reasonably anticipated to have a material adverse effect on the business, operations, properties, assets, capitalization, financial condition or prospects of the Company;

(h)	the Company is not in default under any material applicable statute, rule, order, decree or regulation of any Official Body having jurisdiction over it or any of the Pledged Assets; and
(i)	to the best of the knowledge of the Company, the Company has complied and is complying in all material respects with all federal, provincial and local laws, rules, regulations, notices, approvals, ordinances and orders applicable to its business, property, assets and operations.

10. Survival of Representations and Warranties. The representations and warranties herein set forth or contained in any certificates or documents delivered to the Holder shall survive the execution and delivery of this Debenture until all obligations of the Company to the Holder Party herein have been fully satisfied, which, for greater certainty, shall include, without limitation, the conversion of this Debenture pursuant to the terms hereof.

11. Affirmative Covenants. The Company covenants and agrees with the Holder that, so long as this Debenture is outstanding and in force and except as otherwise permitted by the prior written consent of the Holder, it will:

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(a)	do or cause to be done all things necessary to keep in full force and effect its corporate existence and all qualifications to carry on its business in each jurisdiction in which it owns property or carries on business from time to time;
(b)	comply with all applicable governmental laws, restrictions and regulations and orders;
(c)	pay or cause to be paid all taxes, government fees and dues levied, assessed or imposed upon it and its property or any part thereof, as and when the same become due and payable, unless any such taxes, fees, dues, levies, assessments or imposts are in good faith contested by it;
(d)	forthwith notify the Holder of the occurrence of any Event of Default or any event of which it is aware which with notice or lapse of time or both would constitute an Event of Default; and
(e)	it shall duly and pay or cause to be paid to the Holder the Principal Amount and all other moneys payable on or pursuant to this Debenture on the dates, at the places and in the manner set forth herein.

12. Negative Covenants. The Company covenants and agrees with the Holder that, so long as this Debenture is outstanding and in force and except as otherwise permitted by the prior written consent of the Holder, it will not:

(a)	Encumbrances, etc. - Create or suffer to exist any Encumbrance to secure or provide for the payment of any Debt or any other obligation other than Permitted Encumbrances.

(b)	Mergers, etc. - Enter into any transaction (whether by way of reconstruction, reorganization, arrangement, consolidation, amalgamation, merger, joint venture, transfer, sale, lease or otherwise) whereby any material part of the Pledged Assets would become the property of any Person other than the Company or whereby all or any material part of the undertaking, property and assets would become the property of any Person other than the Company or in the case of any amalgamation involving the Company would become the property of any other person other than the Company by virtue of such Person's direct or indirect ownership interest in the continuing Debtor resulting therefrom.

(c)	Sale of the Company - Enter into any transaction for the Sale of the Company.

(d)	Financial Internal Controls - Signing Officers – The Company will have no less than 3 signing officers with the ability to transfer funds. As a financial internal control mechanism, any payment amounts of $10,000 or more must be authorized and signed by 2 signing officers. No payee can receive more than $10,000 from the Company in one week without at least 2 signing officers authority simultaneously. The Company will not change the signing officers without prior written consent of the Holder. Standard public company internal control practices of the Company are material factors in the Holder’s willingness to institute and maintain a lending relationship with the Company.
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(e)	Dividends, Etc. – The Company shall not declare nor pay any dividend of any kind, in cash or in property, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders without the prior written consent of the Holder.

(f)	Guaranties, Loans - Except in the ordinary course of business, the Company shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Debenture in connection with the obligations or indebtedness of any person or persons, except for the endorsement of negotiable instruments payable to the Company for deposit or collection in the ordinary course of business. The Company shall not make any loan, advance or extension of credit to any person other than in the normal course of its business.

(g)	Debt - The Company shall not create, incur, assume or suffer to exist any additional indebtedness of any description whatsoever in an aggregate amount in excess of $50,000 (excluding any indebtedness of the Company to the Holder, trade accounts payable and accrued expenses incurred in the ordinary course of business and the endorsement of negotiable instruments payable to the Company, respectively for deposit or collection in the ordinary course of business).

13. Grant of Mortgages, Charges and Security Interests

13.1 Security

As security for the due payment of the Principal Amount, interest thereon and all other indebtedness and liability from time to time payable hereunder and for the fulfillment of its obligations of the Company hereunder, the Company hereby:

(a) mortgages and charges as and by way of a fixed and specific mortgage and charge to and in favour of the Holder, and grants to the Holder a security interest in, all real and immoveable property (including, by way of sub-lease) any leased premises now or hereafter owned or acquired by the Company and all buildings erections, improvements, fixtures and plants now or hereafter owned or acquired by the Holder (whether the same form part of the realty or not) and all appurtenances to any of the foregoing; for the purposes of this subsection 13.1(a), all references to "real and immoveable property" shall be read to include any estate or interest in or right with respect to real and immoveable property;

(b) mortgages and charges to the Holder and grants to the Holder a security interest in, all its present and future equipment, and all fixtures, plant, machinery, tools and furniture now or hereafter owned or acquired by them;

(c) mortgages and charges to and in favour of the Holder, and grants to the Holder a security interest in, all its present and future inventory, including, without limiting the generality of the foregoing, all raw materials, goods in process, finished goods

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and packaging material and goods acquired or held for sale or furnished or to be furnished under contracts of rental or service;

(d) grants to the Holder a security interest in, all its present and future intangibles, including, without limiting the generality of the foregoing, all its present and future book debts, accounts and other amounts receivable, contract rights and chooses in action of every kind or nature including insurance rights arising from or out of any insurance now or hereafter placed on or in respect of the assets referred to in subsections 13.1(a), (b) or (c), goodwill, chattel paper, instruments of title, investments, money, securities and all Intellectual Property Rights;

(e) charges in favour of the Holder as and by way of a floating charge, and grants to the Holder a security interest in, its business and undertaking and all of its property and assets, real and personal, moveable or immoveable, of whatsoever nature and kind, both present and future (other than property and assets hereby validly assigned or subjected to a specific mortgage, charge or security interest by this subsections 13.1(a), (b), (c) or (d) and subject to the exceptions hereinafter contained);

(f) assigns, mortgages and charges to and in favour of the Holder, and grants to the Holder a security interest in, the proceeds arising from any of the assets referred to in this Section 13.1;

(g) grants to the Holder a security interest in the right, title and interest the Company has to the Intellectual Property Rights;

all of which present and future property and assets of the Company referred to in the foregoing subparagraphs of this Section 13.1 are hereinafter collectively called the "Pledged Assets".

13.2 The security interest of all Holders shall rank pari passu with each other. The Company shall cause any party which holds security or a security interest against the Company to postpone and subordinate in favour of the Holder and all other Holders.

13.3 The Holder shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code (“UCC”). The Company will execute or deliver this Debenture and any other document delivered in connection herewith, including, without limitation, any UCC Financing Statements required by the Holder to which it is or will be a party, or perform any of its obligations hereunder.

13.4 Location of the Pledged Assets

The Company hereby represents and warrants to the Holder that the Pledged Assets are on the date hereof primarily situate or located at the locations set out in Schedule A. The Company shall notify the Holder of any other premises where the Pledged Assets are located. In the event the Pledged Assets are moved, the Company will notify the Holder in writing prior to moving

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the Pledged Assets and providing all details of where the Pledged Assets will be. In no event can the Pledged Assets be moved outside of the United States of America unless they are sold.

14. Remedies

(a)	Upon the occurrence and continuation of an Event of Default which has not been remedied, the Holder may proceed to realize upon the Security granted hereby and under the Security and to enforce its rights by:

(i) entry or taking into possession of all or any part of the Pledged Assets;

(ii)	the appointment by instrument in writing of a receiver or receivers of the Pledged Assets or any part thereof (which receiver or receivers may be any person or persons, whether an officer or officers or employee or employees of the Holder or not, and the Holder may remove any receive or receivers so appointed and appoint another or others in his or her stead);

(iii) proceedings in any court of competent jurisdiction for the appointment of a receiver or receivers or for the sale of the Pledged Assets or any part thereof;

(iv) any other action, suit, remedy or proceeding authorized or permitted hereby or by law or by equity;

(v) collecting any proceeds arising in respect of the Pledged Assets;

(vi) collecting, realizing upon or selling or otherwise dealing with any accounts of the Company; or

(vii) preparing for the disposition of the Pledged Assets, whether on the premises of the Company or otherwise.

(b)	In addition, the Holder may file such proofs of claim and other documents as may be necessary or advisable in order to have its claim lodged in any bankruptcy, winding-up or other judicial proceedings relative to the Company.

15. Events of Default and Remedies.

(a)	Events of Default. Any one or more of the following events shall constitute an Event of Default hereunder:

                                                        (i)               Default in Principal - If the Company fails to repay the Principal Amount then outstanding on the Maturity Date.

                                                      (ii)               Default hereunder - If the Company materially defaults in the performance or observance of any term, condition or covenant contained in this Debenture and such default continues for a period of 15 Business

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Days or more after written notice thereof has been delivered by the Holder to the Company.

                                                    (iii)               Winding-up, etc. - If an order is made or an effective resolution passed for the winding-up, liquidation or dissolution of the Company.

                                                    (iv)               Insolvency, etc. - If the Company consents to or makes a general assignment for the benefit of creditors or makes a proposal under Bankruptcy Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, or is declared bankrupt, or if a liquidator, trustee in bankruptcy, custodian or receiver and manager or other officer with similar powers is appointed of the Company or of its property or any part thereof which in the opinion of the Holder, acting reasonably, is a substantial part thereof and such appointment is not being contested in good faith by the Company.

                                                      (v)               Encumbrancers - If an encumbrancer takes possession of the property of the Company or any part thereof which in the opinion of the Holder, acting reasonably, is a substantial part thereof, or if a distress or execution or any similar process is levied or enforced against such property and remains unsatisfied for such period as would permit such property or such part thereof to be sold thereunder, provided that such possession or process has not been stayed and is not being contested in good faith by the Company.

(b)	Acceleration. Upon the occurrence of any one or more of the Events of Default, all indebtedness of the Company to the Holder hereunder shall, at the option of the Holder, immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Company, and all collateral and securities shall thereupon become enforceable by the Holder or its duly authorized agent.

(c) Remedies Cumulative. The rights and remedies of the Holder hereunder are cumulative and in addition to and not in substitution for any rights or remedies provided by law.

16. Further Assurances. The Company shall from time to time forthwith on the Holder’ request do, make and execute all such further assignments, documents, acts, matters and things as may be required by the Holder with respect to this Debenture or any part hereof or thereof or as may be required to give effect to these presents.

17. Dealings by the Holder. the Holder may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Company, debtors of the Company, sureties and others and with the Security and other securities as the Holder may see fit without prejudice to the liability of the Company hereunder or the Holder’ right to hold and enforce the Security.

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18. Notices. Any notice or communication to be given hereunder may be effectively given by delivering the same at the addresses hereinafter set forth or by sending the same by facsimile or prepaid registered mail to the parties at such addresses.  Any notice so mailed shall be deemed to have been received on the fifth Business Day next following the mailing thereof provided the postal service is in operation during such time.  Any facsimile notice shall be deemed to have been received on the Business Day next following the date of transmission.  The mailing and facsimile addresses of the parties for the purposes hereof shall respectively be:

if the Holder: as set out on the cover page of this Debenture with a copy to:

First Republic Capital Corporation

55 University Avenue, Suite 1003

Toronto, ON M5J 2H7

Attention: Richard C. Goldstein, President

if to the Company:

7968 Arjons Drive

San Diego, California 92126

Attention: Jack B. Chadsey, Chief Executive Officer

Either party may from time to time notify the other party hereto, in accordance with the provisions hereof, of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes of this Agreement.

19. Successors and Assigns. This Debenture shall be binding upon and shall enure to the benefit of the Company and the Holder and their respective successors and assigns, provided that the Company shall not assign any of its rights or obligations hereunder without the prior written consent of the Holder.

20. Governing Law. This Debenture and all other documents delivered to the Holder hereunder shall be construed and interpreted in accordance with the laws of Ontario applicable therein. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF

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THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

21. Currency. All dollar amounts herein are expressed in US dollars.

22. Headings. The headings of the sections of this Debenture are inserted for convenience only and shall not be deemed to constitute a part hereof.

23. Entire Agreement. This Debenture constitutes the entire agreement and supercedes all other prior agreements and undertakings, both written and oral, among the parties with respect of the subject matter hereof.

[signature appears on the following page]

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DATED as of ______, 2015.

IWALLET CORPORATION

Per:

Name:

Title:

I have the authority to bind the Company.

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EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Debenture)

To:

The undersigned hereby irrevocably elects to convert $ of the principal amount of the above Debenture into Common Shares of iWallet Corporation, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:	______________
Amount to be converted:	$______________
Amount of Debenture unconverted:	$______________
Conversion Price per Share:	$______________
Number of Common Shares to be issued:	______________

Please issue the Common Shares in the following name and to the following address:	______________
Issue to:	______________
Authorized Signature:	______________
Name:	______________
Title:	______________
Phone Number:	______________
Broker DTC Participant Code:	______________
Account Number:	______________

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Schedule A

Location of Assets

7968 Arjons Drive

San Diego, California 92126

7394 Trade Street

San Diego, California 92121

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USA
Schedule B

Encumbrances

None

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Schedule C

Intellectual Property Rights

PATENTS AND PATENTS PENDING

SMART WALLET filed under Utility Patent Application No. 12/125,003 with the United States Patent & Trademark Office;

SMART WALLET filed under Utility Patent Application No. 2008/299811 with the Australian Patent Office;

SMART WALLET filed under Utility Patent Application No. 2,702,803 with the Canadian Intellectual Property Office;

SMART WALLET filed under Utility Patent Application No. 2008/80108371.4 with the State Intellectual Property Office of the People’s Republic of China;

SMART WALLET filed under Utility Patent Application No. 658/MUMNP/2010 with the Indian Patent Office;

SMART WALLET filed under Utility Patent Application No. 2201498 with the European Patent Office;

SMART WALLET filed under Utility Patent Application No. 2010-524893 with the Japanese Patent Office;

SMART WALLET filed under Utility Patent Application No. MX2010002874 with the Mexican Intellectual Property Office;

SMART WALLET filed under Utility Patent Application No. 2010/114728 with the Russian Federal Service for Intellectual Property;

SMART WALLET filed under Utility Patent Application No. 2010/02561-7 with the Intellectual Property Office of Singapore and Issued as Patent 160736;

A DEVICE FOR SECURING A SMART WALLET AND A METHOD THEREOF filed under Utility Patent Application No. 10/0115924 with the Taiwanese Intellectual Property Office;

SMART WALLET filed under Design Patent Application 29/394,013 with the United States Patent & Trademark Office;

SMART WALLET filed under Design Application 001305163 with the Office of Harmonization of the Internal Market (European Union) and Issued as Registered Community Design 001305163-0001;

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SMART WALLET filed under Industrial Design Application 2011/30467952.1 with the State Intellectual Property Office of the People’s Republic of China and Issued as Design 2012/042300454730;

SMART WALLET filed under Industrial Design Application D2011/1472/C with the Intellectual Property Office of Singapore and Issued as Design D2011/1472/C;

SMART WALLET filed under Industrial Design Application 100306735 with the Taiwanese Intellectual Property Office and Issued as Design 1012/1061980;

SMART WALLET filed under Industrial Design Application 143603 with the Canadian Intellectual Property Office and Issued as Design 143603;

SMART WALLET filed under Industrial Design Application 15707/2011 with the Australian Patent Office and Issued as Design 340320;

SMART WALLET filed under Industrial Design Application 241379 with the Indian Patent Office;

SMART WALLET filed under Industrial Design Application 2011-028887 with the Japanese Patent Office and Issued as Design 1444043;

SMART WALLET filed under Industrial Design Application MX/f/2011/004080 with the Mexican Intellectual Property Office;

SMART WALLET filed under Industrial Design Application 2011/503884 with the Russian Federal Service for Intellectual Property and Issued as Design 84009;

TRADEMARKS

IWALLET filed as Trademark Application No. 77/745,963 with the United States Patent & Trademark Office and issued as Trademark 4,042,510;

IWALLET filed as Trademark Application No. 85/593,836 with the United States Patent & Trademark Office and issued as Trademark 4,245,653;

IWALLET filed as Trademark Application No. 85/369,514 with the United States Patent & Trademark Office; and

I-WALLET filed as Trademark Application No. 77/291,012 with the United States Patent & Trademark Office and issued as Trademark 3,763,757.

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